                                                                    EXHIBIT 11.1

                       COMPUTATION OF EARNINGS PER SHARE
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
                                                 Three Months Ended        Six Months Ended
                                               -----------------------   -----------------------
                                                 11/30/95     11/30/94     11/30/95     11/30/94
                                               ----------   ----------   ----------   ----------
INCOME FROM CONTINUING
 OPERATIONS                                    $  968,000   $  160,000   $1,684,000   $  256,000
                                               ----------   ----------   ----------   ----------

NET INCOME                                     $2,568,000   $  750,000   $3,888,000   $  893,000
                                               ==========   ==========   ==========   ==========

Earnings Per Share
------------------
Weighted average number of
shares outstanding                              4,125,928    4,215,815    4,191,050    4,215,214

Common share equivalents,
assuming exercise of stock
options and warrants                              312,901      113,469      279,501      102,745
                                               ----------   ----------   ----------   ----------
Average shares used in com-
puting earnings per share                       4,438,829    4,329,284    4,470,551    4,317,959
                                               ==========   ==========   ==========   ==========

Net income per share from                      $      .22   $      .04   $      .38   $      .06
continuing operations                          ----------   ----------   ----------   ----------

Net income per share                           $      .58   $      .17   $      .87   $      .21
                                               ==========   ==========   ==========   ==========


Earnings Per Share-Assuming Full Dilution
-----------------------------------------
Weighted average number of
shares outstanding                              4,125,928    4,215,815    4,191,050    4,215,214

Common share equivalents,
assuming exercise of stock
options                                           312,901      113,469      300,900      102,745
                                               ----------   ----------   ----------   ----------
Average shares used in com-
puting earnings per share                       4,438,829    4,329,284    4,491,950    4,317,959

Income from continuing
operations per share                           $      .22   $      .04   $      .38   $      .06
                                               ==========   ==========   ==========   ==========

Net income per share                           $      .58   $      .17   $      .87   $      .21
                                               ==========   ==========   ==========   ==========
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